EXHIBIT 99.1

News Release

ChoiceOne Reports Second Quarter 2024 Results

Sparta, Michigan – July 25, 2024 – ChoiceOne Financial Services, Inc. ("ChoiceOne", NASDAQ:COFS), the parent company for ChoiceOne Bank, reported financial results for the quarter ended June 30, 2024.

Financial Highlights

•
ChoiceOne reported net income of $6,586,000 and $12,220,000 for the three and six months ended June 30, 2024, compared to $5,213,000 and $10,846,000 for the same periods in 2023, representing annualized growth of 26.3% and 12.7%, respectively.
•
Diluted earnings per share were $0.87 and $1.61 in the three and six months ended June 30, 2024, compared to $0.69 and $1.44 per share in the same periods in the prior year.
•
GAAP Net interest margin in the second quarter of 2024 increased to 2.95%, compared to 2.67% in the first quarter of 2024, and 2.79% in the second quarter of 2023. GAAP net interest income was $18.4 million in the second quarter of 2024 compared to $16.1 million in the second quarter of 2023. Net interest income was aided by cash settlements from pay-fixed interest rate swaps which started paying in April 2024.
•
Core loans, which exclude held for sale loans and loans to other financial institutions, grew organically by $12.4 million or 3.6% on an annualized basis during the second quarter of 2024 and $175.6 million or 14.3% since June 30, 2023. Loan interest income increased $6.0 million in the second quarter of 2024 compared to the same period in 2023.
•
Deposits, excluding brokered deposits, decreased $44.4 million or an annualized 8.3% in the second quarter of 2024 and increased $64.5 million or 3.2% during the twelve months since June 30, 2023. The decrease in deposits in the second quarter was largely public funds including schools and townships which historically fluctuate with summer tax bill collection in July. The increase in deposits in the trailing twelve months is a combination of new business and recapture of deposit losses from the prior year.
•
Asset quality remains strong with only 0.16% of nonperforming loans to total loans (excluding held for sale) as of June 30, 2024.

“As we navigate through the evolving economic landscape, our bank has achieved consistent growth due to our strong team, technology, and relationships we have with our customers. Our strategic efforts have improved our net interest margin, bolstered by the use of derivative instruments which contribute positive cashflow. These steps have strengthened our financial base, so that ChoiceOne is well positioned to handle the market’s fluctuations in different rate environments,” said Kelly Potes, Chief Executive Officer.

ChoiceOne reported net income of $6,586,000 and $12,220,000 for the three and six months ended June 30, 2024, compared to $5,213,000 and $10,846,000 for the same periods in 2023. Diluted earnings per share were $0.87 and $1.61 in the three and six months ended June 30, 2024, compared to $0.69 and $1.44 per share in the same periods in the prior year. ChoiceOne experienced modest growth in our loan portfolio and a slight reduction in deposit balances. Despite these fluctuations, both net income and net interest margin have increased largely due to the commencement of cash flows from our pay-fixed interest rate swaps.

As of June 30, 2024, total assets were $2.6 billion, an increase of $139.3 million compared to June 30, 2023. The growth is primarily attributed to an increase in core loans of $175.6 million, and an increase in cash of $24.2 million. This growth was offset by a $62.1 million reduction in securities during the same time period. ChoiceOne has actively managed its liquidity to support organic loan growth, strategically shifting from lower-yielding assets to higher-yielding loans. This is reflected in the loan growth observed since June 30, 2023.

Deposits, excluding brokered deposits, decreased $44.4 million or an annualized 8.3% in the second quarter of 2024 and increased $64.5 million or 3.2% during the twelve months since June 30, 2023. The decrease in deposits in the second quarter was largely public funds including schools and townships which historically fluctuate with summer tax bill collection in July. The increase in deposits in the trailing twelve months is a combination of new business and recapture of deposit losses from the prior year. ChoiceOne continues to be proactive in managing its liquidity position by using brokered deposits, the Bank Term Funding Program (“BTFP”), and FHLB advances to ensure ample liquidity. At June 30, 2024, total available borrowing capacity from all sources was $759.5 million. Uninsured deposits totaled $754.4 million or 35.5% of deposits at June 30, 2024.

Increases to short term interest rates have led to higher deposit costs, which rose to an annualized 1.56% in the second quarter of 2024, compared to an annualized 0.98% in the second quarter of 2023. As deposits reprice and customers shift to certificates of deposits and other interest bearing products, this trend is likely to persist. Deposit costs have declined since the first quarter of 2024 due to positive cash flow from pay-fixed interest rate swaps, hedged against deposits, decreasing deposit expenses. ChoiceOne is taking active measures to control these costs and expects to pay lower rates on deposits than the federal funds rate. Interest expense on borrowings for the three and six months ended June 30, 2024 increased $1.1 million and $3.2 million compared to the same period in the prior year, due to increases in borrowing amounts and interest rates. Borrowings include $170 million from the BTFP and $40 million of FHLB borrowings at a weighted average fixed rate of 4.7%, with the earliest maturity in January 2025. Total cost of funds increased to an annualized 1.92% in the second quarter of 2024 compared to an annualized 2.0% in the first quarter of 2024 and an annualized 1.29% in the second quarter of 2023.

The provision for credit losses expense on loans was $272,000 in the second quarter of 2024, due in part to loan growth during the quarter. This was offset by a reversal of the provision for unfunded commitments leading to net provision for credit losses expense for the second quarter 2024 of $0. The ratio of the allowance for credit losses to total loans (excluding loans held for sale) was 1.12% on June 30, 2024 compared to 1.15% on June 30, 2023. Asset quality continues to remain strong, with annualized net loan charge-offs to average loans of 0.04% and nonperforming loans to total loans (excluding loans held for sale) of 0.16% as of June 30, 2024.

ChoiceOne uses interest rate swaps to manage interest rate exposure to certain fixed assets and variable rate liabilities. On June 30, 2024, ChoiceOne had pay-fixed interest rate swaps with a total notional value of $401.0 million, a weighted average coupon of 3.07%, a fair value of $23.6 million and an average remaining contract length of 7 to 8 years. These derivative instruments increase in value as long-term interest rates rise, which offsets the reduction in equity due to unrealized losses on securities available for sale. Included in the total is $200.0 million of forward starting pay-fixed, receive floating interest rate swaps used to hedge interest bearing liabilities. These forward starting swaps pay a fixed coupon of 2.75% while receiving SOFR. Settlements from these swaps amounted to $974,000 for the second quarter of 2024 and were a contributing factor to the increase in net interest margin during the second quarter of 2024. Fully tax equivalent net interest margin excluding the swaps was 28 basis points lower than tax equivalent net interest margin reported for the second quarter of 2024.

Shareholders’ equity totaled $214.5 million as of June 30, 2024, up from $179.2 million as of June 30, 2023. This increase is due to increased retained earnings and an improvement in accumulated other compressive loss (AOCI) of $19.6 million compared to June 30, 2023. The improvement in AOCI, despite the rise in interest rates, is due to both the shortening duration and maturing (paydowns) of the securities portfolio, as well as an increase in unrealized gain of the pay-fixed swap derivatives. ChoiceOne Bank remains “well-capitalized” with a total risk-based capital ratio of 13.2% as of June 30, 2024, compared to 12.7% on June 30, 2023.

Noninterest income increased $598,000 and $978,000 in the three and six months ended June 30, 2024, compared to the same periods in the prior year. The increase was largely due to an increase in customer service charges of $391,000 and $529,000 in the three and six months ended June 30, 2024 compared to the same period in 2023 and changes in the market value of equity securities in the three and six months ended June 30, 2024, compared to the same period in the prior year. In addition, ChoiceOne recognized earnings on a bank owned life insurance death benefit claim in the amount of $196,000 during the first quarter of 2024.

Noninterest expense increased by $705,000 or 5.2% and $394,000 or 1.4% in the three and six months ended June 30, 2024 compared to the same period in 2023. The increase in total noninterest expense was due to an increase in employee health insurance benefits and an increase to FDIC insurance and other costs related to inflationary pressures. This was offset by a decline in occupancy and equipment related to two branch closures during the first quarter of 2024. Management continues to seek out ways to manage costs, but also recognizes the value of investing in innovation and attracting the best talent in our industry to compete effectively in our markets.

“I am very pleased with the results of the second quarter of 2024, showing an improving net interest margin and excellent credit metrics. Our experienced team has positioned ChoiceOne to grow our franchise, improve our technology, and offer a high level of service to customers. We remain committed to our communities, customers, and stakeholders and sincerely appreciate the trust they put in us as their local financial partner.” said Kelly Potes, Chief Executive Officer.

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan and the parent corporation of ChoiceOne Bank, Member FDIC. ChoiceOne Bank operates 35 offices in parts of Kent, Lapeer, Macomb, Muskegon, Newaygo, Ottawa, and St. Clair counties. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. For more information, please visit Investor Relations at ChoiceOne’s website at choiceone.bank.

Forward-Looking Statements

This release may contain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "predicts," "projects," "may," "could," "look forward," "continue", "future", "will" and variations of such words and similar expressions are intended to identify such forward looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne Financial Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023.

For Further Information:

Adom Greenland

Executive Vice President & CFO

(616) 887 – 2334

IR@ChoiceOne.bank

Condensed Balance Sheets
(Unaudited)

(In thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Cash and cash equivalents	$101,002	$150,129	$76,810
Equity securities, at fair value	7,502	7,560	8,299
Securities Held to Maturity	392,699	397,981	420,549
Securities Available for Sale	491,670	504,636	521,202
Federal Home Loan Bank stock	4,449	4,449	8,366
Federal Reserve Bank stock	5,066	5,066	5,065
Loans held for sale	5,946	6,035	8,924
Loans to other financial institutions	36,569	30,032	38,838
Core loans	1,400,958	1,388,558	1,225,390
Total loans held for investment	1,437,527	1,418,590	1,264,228
Allowance for credit losses	(16,152)	(16,037)	(14,582)
Loans, net of allowance for credit losses	1,421,375	1,402,553	1,249,646
Premises and equipment	27,370	28,268	29,085
Cash surrender value of life insurance policies	45,384	45,079	44,510
Goodwill	59,946	59,946	59,946
Core deposit intangible	1,448	1,651	2,304
Other assets	59,210	57,346	49,020

Total Assets	$2,623,067	$2,670,699	$2,483,726

Noninterest-bearing deposits	$517,137	$502,685	$544,925
Interest-bearing deposits	1,582,365	1,641,193	1,490,093
Brokered deposits	27,177	41,970	51,370
Borrowings	210,000	210,000	160,000
Subordinated debentures	35,630	35,568	35,385
Other liabilities	36,239	32,527	22,713

Total Liabilities	2,408,548	2,463,943	2,304,486

Common stock and paid-in capital, no par value; shares authorized: 15,000,000; shares outstanding: 7,573,618 at June 30, 2024, 7,556,137 at March 31, 2024, and 7,534,658 at June 30, 2023	173,984	173,786	172,880
Retained earnings	81,836	77,294	67,281
Accumulated other comprehensive income (loss), net	(41,301)	(44,324)	(60,921)
Shareholders' Equity	214,519	206,756	179,240

Total Liabilities and Shareholders’ Equity	$2,623,067	$2,670,699	$2,483,726

Condensed Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	June 30,		June 30,
	2024	2023	2024	2023
Interest income
Loans, including fees	$21,971	$15,978	$42,757	$30,851
Securities:
Taxable	5,471	5,378	10,819	10,291
Tax exempt	1,410	1,389	2,822	2,824
Other	1,092	571	1,978	748
Total interest income	29,944	23,316	58,376	44,714

Interest expense
Deposits	8,325	5,056	17,102	8,332
Advances from Federal Home Loan Bank	463	621	904	1,226
Other	2,785	1,548	5,525	2,053
Total interest expense	11,573	7,225	23,531	11,611

Net interest income	18,371	16,091	34,845	33,103
Provision for credit losses on loans	272	(415)	675	(106)
Provision for credit losses on unfunded commitments	(272)	165	(675)	(119)
Net Provision for credit losses expense	-	(250)	-	(225)
Net interest income after provision	18,371	16,341	34,845	33,328

Noninterest income
Customer service charges	2,662	2,271	5,067	4,538
Insurance and investment commissions	190	172	388	368
Gains on sales of loans	525	540	979	943
Net gains (losses) on sales of securities	-	-	-	-
Net gains (losses) on sales and write downs of other assets	11	133	12	136
Earnings on life insurance policies	305	269	800	532
Trust income	220	196	433	380
Change in market value of equity securities	(71)	(385)	(36)	(322)
Other	241	289	491	581
Total noninterest income	4,083	3,485	8,134	7,156

Noninterest expense
Salaries and benefits	8,264	7,837	16,095	15,920
Occupancy and equipment	1,477	1,507	2,939	3,150
Data processing	1,780	1,681	3,450	3,363
Professional fees	593	619	1,208	1,240
Supplies and postage	168	197	346	388
Advertising and promotional	199	155	349	304
Intangible amortization	203	253	406	505
FDIC insurance	390	220	765	520
Other	1,204	1,104	2,404	2,178
Total noninterest expense	14,278	13,573	27,962	27,568

Income before income tax	8,176	6,253	15,017	12,916
Income tax expense	1,590	1,040	2,797	2,070

Net income	$6,586	$5,213	$12,220	$10,846

Basic earnings per share	$0.87	$0.69	$1.62	$1.44
Diluted earnings per share	$0.87	$0.69	$1.61	$1.44
Dividends declared per share	$0.27	$0.26	$0.54	$0.52

Other Selected Financial Highlights

(Unaudited)

	Quarterly
Earnings	2024 2nd Qtr.	2024 1st Qtr.	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.
(in thousands except per share data)
Net interest income	$18,371	$16,474	$16,556	$16,226	$16,091
Net provision expense	-	-	375	-	(250)
Noninterest income	4,083	4,051	4,046	3,704	3,485
Noninterest expense	14,278	13,684	13,778	13,728	13,573
Net income before federal income tax expense	8,176	6,841	6,449	6,202	6,253
Income tax expense	1,590	1,207	1,156	1,080	1,040
Net income	6,586	5,634	5,293	5,122	5,213
Basic earnings per share	0.87	0.75	0.70	0.68	0.69
Diluted earnings per share	0.87	0.74	0.70	0.68	0.69

End of period balances	2024 2nd Qtr.	2024 1st Qtr.	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.
(in thousands)
Gross loans	$1,443,473	$1,424,625	$1,415,363	$1,315,022	$1,273,152
Loans held for sale (1)	5,946	6,035	4,710	5,222	8,924
Loans to other financial institutions (2)	36,569	30,032	19,400	23,763	38,838
Core loans (gross loans excluding 1 and 2 above)	1,400,958	1,388,558	1,391,253	1,286,037	1,225,390
Allowance for credit losses	16,152	16,037	15,685	14,872	14,582
Securities available for sale	491,670	504,636	514,598	490,804	521,202
Securities held to maturity	392,699	397,981	407,959	414,743	420,549
Other interest-earning assets	84,484	100,175	39,411	130,178	62,762
Total earning assets (before allowance)	2,412,326	2,427,417	2,377,331	2,350,747	2,277,665
Total assets	2,623,067	2,670,699	2,576,706	2,574,196	2,483,726
Noninterest-bearing deposits	517,137	502,685	547,625	531,962	544,925
Interest-bearing deposits	1,582,365	1,641,193	1,550,985	1,551,995	1,490,093
Brokered deposits	27,177	41,970	23,445	49,238	51,370
Total deposits	2,126,679	2,185,848	2,122,055	2,133,195	2,086,388
Deposits excluding brokered	2,099,502	2,143,878	2,098,610	2,083,957	2,035,018
Total subordinated debt	35,630	35,568	35,507	35,446	35,385
Total borrowed funds	210,000	210,000	200,000	180,000	160,000
Other interest-bearing liabilities	22,378	21,512	8,060	32,204	11,985
Total interest-bearing liabilities	1,877,550	1,950,243	1,817,997	1,848,883	1,748,833
Shareholders' equity	214,519	206,756	195,634	181,161	179,240

Average Balances	2024 2nd Qtr.	2024 1st Qtr.	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.
(in thousands)
Loans	$1,435,966	$1,412,569	$1,359,643	$1,278,421	$1,218,860
Securities	986,281	1,002,140	1,019,218	1,035,785	1,053,191
Other interest-earning assets	80,280	64,064	92,635	128,704	41,075
Total earning assets (before allowance)	2,502,527	2,478,773	2,471,496	2,442,910	2,313,126
Total assets	2,647,716	2,621,009	2,589,541	2,568,240	2,422,567
Noninterest-bearing deposits	516,308	506,175	546,778	540,497	534,106
Interest-bearing deposits	1,601,020	1,599,509	1,565,493	1,550,591	1,472,990
Brokered deposits	34,218	34,708	32,541	44,868	49,679
Total deposits	2,151,546	2,140,392	2,144,812	2,135,956	2,056,775
Total subordinated debt	35,596	35,535	35,474	35,413	35,352
Total borrowed funds	210,000	214,835	185,707	181,739	144,231
Other interest-bearing liabilities	26,426	18,399	25,729	19,180	3,763
Total interest-bearing liabilities	1,907,260	1,902,986	1,844,944	1,831,791	1,706,015
Shareholders' equity	210,742	200,177	187,099	181,219	171,912

Loan Breakout (in thousands)	2024 2nd Qtr.	2024 1st Qtr.	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.
Agricultural	$45,274	$41,950	$49,210	$43,290	$40,684
Commercial and Industrial	224,031	231,222	229,915	222,357	224,191
Commercial Real Estate	804,213	794,705	786,921	709,960	657,549
Consumer	32,811	34,268	36,541	37,605	38,614
Construction Real Estate	18,751	17,890	20,936	16,477	16,734
Residential Real Estate	275,878	268,523	267,730	256,348	247,618
Loans to Other Financial Institutions	36,569	30,032	19,400	23,763	38,838
Gross Loans (excluding held for sale)	$1,437,527	$1,418,590	$1,410,653	$1,309,800	$1,264,228

Allowance for credit losses	16,152	16,037	15,685	14,872	14,582

Net loans	$1,421,375	$1,402,553	$1,394,968	$1,294,928	$1,249,646

Performance Ratios	2024 2nd Qtr.	2024 1st Qtr.	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.
Annualized return on average assets	0.99%	0.86%	0.82%	0.80%	0.86%
Annualized return on average equity	12.50%	11.26%	11.32%	11.31%	12.13%
Annualized return on average tangible common equity	17.22%	15.81%	16.40%	16.55%	18.31%
Net interest margin (GAAP)	2.95%	2.67%	2.66%	2.64%	2.79%
Net interest margin (fully tax-equivalent)	3.01%	2.74%	2.72%	2.70%	2.86%
Efficiency ratio	61.47%	64.55%	65.31%	65.74%	65.92%
Annualized cost of funds	1.92%	2.00%	1.91%	1.70%	1.29%
Annualized cost of deposits	1.56%	1.65%	1.57%	1.36%	0.98%
Cost of interest bearing liabilities	2.44%	2.53%	2.45%	2.18%	1.70%
Shareholders' equity to total assets	8.18%	7.74%	7.59%	7.04%	7.22%
Tangible common equity to tangible assets	5.98%	5.56%	5.32%	4.74%	4.83%
Annualized noninterest expense to average assets	2.16%	2.09%	2.13%	2.14%	2.24%
Loan to deposit	67.87%	65.17%	66.70%	61.65%	61.02%
Full-time equivalent employees	368	367	369	376	380

Capital Ratios ChoiceOne Financial Services Inc.	2024 2nd Qtr.	2024 1st Qtr.	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.
Total capital (to risk weighted assets)	13.5%	13.3%	13.0%	13.2%	13.2%
Common equity Tier 1 capital (to risk weighted assets)	10.7%	10.5%	10.3%	10.4%	10.5%
Tier 1 capital (to risk weighted assets)	10.9%	10.7%	10.5%	10.7%	10.8%
Tier 1 capital (to average assets)	7.7%	7.6%	7.5%	7.4%	7.7%

Capital Ratios ChoiceOne Bank	2024 2nd Qtr.	2024 1st Qtr.	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.
Total capital (to risk weighted assets)	13.2%	12.6%	12.4%	12.7%	12.7%
Common equity Tier 1 capital (to risk weighted assets)	12.5%	11.8%	11.8%	12.0%	12.2%
Tier 1 capital (to risk weighted assets)	12.5%	11.8%	11.8%	12.0%	12.2%
Tier 1 capital (to average assets)	8.8%	8.3%	8.4%	8.3%	8.7%

Asset Quality	2024 2nd Qtr.	2024 1st Qtr.	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.
(in thousands)
Net loan charge-offs (recoveries)	$157	$51	$120	$148	$67
Annualized net loan charge-offs (recoveries) to average loans	0.04%	0.01%	0.04%	0.05%	0.02%
Allowance for credit losses	$16,152	$16,037	$15,685	$14,872	$14,582
Unfunded commitment liability	$1,485	$1,757	$2,160	$2,718	$3,156
Allowance to loans (excludes held for sale)	1.12%	1.13%	1.11%	1.14%	1.15%
Total funds reserved to pay for loans (includes liability for unfunded commitments and excludes held for sale)	1.23%	1.25%	1.27%	1.34%	1.40%
Non-Accruing loans	$2,086	$1,715	$1,723	$1,670	$1,581
Nonperforming loans (includes OREO)	$2,358	$1,837	$1,845	$1,792	$1,847
Nonperforming loans to total loans (excludes held for sale)	0.16%	0.13%	0.13%	0.14%	0.15%
Nonperforming assets to total assets	0.09%	0.07%	0.07%	0.07%	0.07%

NON-GAAP Reconciliation	2024 2nd Qtr.	2024 1st Qtr.	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.
Net interest income (tax-equivalent basis) (Non-GAAP)	$18,756	$16,871	$16,945	$16,609	$16,468
Net interest margin (fully tax-equivalent)	3.01%	2.74%	2.72%	2.70%	2.86%

Reconciliation to Reported Net Interest Income

Net interest income (tax-equivalent basis) (Non-GAAP) (1)	$18,756	$16,871	$16,945	$16,609	$16,468

Adjustment for taxable equivalent interest	(385)	(397)	(390)	(383)	(377)

Net interest income (GAAP)	$18,371	$16,474	$16,555	$16,226	$16,091
Net interest margin (GAAP)	2.95%	2.67%	2.66%	2.64%	2.79%

	Three Months Ended June 30,
	2024			2023
(Dollars in thousands)	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loans (1)(3)(4)(5)	$1,435,966	$21,981	6.16%	$1,218,860	$15,986	5.26%
Taxable securities (2)	696,023	5,471	3.16	756,239	5,378	2.85
Nontaxable securities (1)	290,258	1,785	2.47	296,952	1,758	2.38
Other	80,280	1,092	5.47	41,075	571	5.57
Interest-earning assets	2,502,527	30,329	4.87	2,313,126	23,693	4.11
Noninterest-earning assets	145,189			109,441
Total assets	$2,647,716			$2,422,567

Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$876,344	$2,921	1.34%	$815,179	$1,905	0.94%
Savings deposits	333,056	649	0.78	372,651	345	0.37
Certificates of deposit	391,620	4,331	4.45	285,160	2,225	3.13
Brokered deposit	34,218	424	4.98	49,679	581	4.69
Borrowings	210,000	2,480	4.75	144,231	1,717	4.78
Subordinated debentures	35,596	412	4.65	35,352	407	4.62
Other	26,426	356	5.41	3,763	45	4.81
Interest-bearing liabilities	1,907,260	11,573	2.44	1,706,015	7,225	1.70
Demand deposits	516,308			534,106
Other noninterest-bearing liabilities	13,406			10,534
Total liabilities	2,436,974			2,250,655
Shareholders' equity	210,742			171,912
Total liabilities and shareholders' equity	$2,647,716			$2,422,567

Net interest income (tax-equivalent basis) (Non-GAAP) (1)		$18,756			$16,468

Net interest margin (tax-equivalent basis) (Non-GAAP) (1)			3.01%			2.86%

Reconciliation to Reported Net Interest Income
Net interest income (tax-equivalent basis) (Non-GAAP) (1)		$18,756			$16,468
Adjustment for taxable equivalent interest		(385)			(377)
Net interest income (GAAP)		$18,371			$16,091
Net interest margin (GAAP)			2.95%			2.79%

(1)
Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%. The presentation of these measures on a tax-equivalent basis is not in accordance with GAAP, but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.
(2)
Taxable securities include dividend income from Federal Home Loan Bank and Federal Reserve Bank stock.
(3)
Loans include both loans to other financial institutions and loans held for sale.
(4)
Non-accruing loan balances are included in the balances of average loans. Non-accruing loan average balances were $1.9 million and $1.6 million in the second quarter of 2024 and 2023, respectively.
(5)
Interest on loans included net origination fees and accretion income. Accretion income was $279,000 and $444,000 in the second quarter of 2024 and 2023, respectively.